Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 333-136812, 333-42114) and Form S-3 (File Nos. 333-42390, 333-46756, 333-53025, 333-72118, 333-53200, 333-85632, 333-86658, 333-88152) of Hypertension Diagnostics, Inc. of our report dated August 17, 2007, which appears on page 37 of this annual report on Form 10-KSB for the year ended June 30, 2007.
/s/ VIRCHOW, KRAUSE & COMPANY,LLP
Minneapolis, Minnesota
September 27, 2007